EMBARGOED FOR USE BEFORE	Contact:
After 5:30pm (Eastern)	Jack Ross, Chairman / CEO
October 12, 2017	Synergy CHC Corp
Jack@synergychc.com
615-939-9004

Synergy CHC Corp. Announces Gale Bensussen joins its Board of Directors

Westbrook, Maine, October 12, 2017– Synergy CHC Corp (OTCQB: SNYR), a consumer health care & beauty company, announces the appointment of Gale Bensussen to its Board of Directors. Mr. Bensussen’s appointment expands the Board to 4 directors, 3 of whom are independent.

“As Synergy continues to grow with an eye towards an uplisting to a major exchange sometime in 2018, it’s important for the company to grow its corporate governance through independent directors with industry specific experience. Gale’s experience and track record in our industry is second to none. We are very fortunate to add an independent director of Gale’s caliber to help steer our company with the goal of creating exponential shareholder value. In the coming days and weeks, Synergy will be announcing further independent directors and will be adding key management team members, which will help support our corporate initiatives to grow organically and by further acquisition. We are excited to welcome Gale to the board.” said Jack Ross, Chairman and CEO of Synergy.

Gale Bensussen is the President and Chief Executive Officer of Kingdomway USA a wholly owned subsidiary of Kingdomway Group Companies which is listed on the Shenzhen Stock Exchange. Mr. Bensussen led Kingdomway’s acquisition of Doctor’s Best one of the internet’s leading nutritional brands, Vit-Best Nutrition a contract manufacturer of dietary supplements, as well as, investments in leading sports nutrition brands including ProSupps and Labrada. He is also an advisor to North Castle Partners a private equity firm focused on Healthy Living, Aging and Sustainability.

Previously Bensussen was a founder and president of Leiner Health Products which became one of the world’s largest manufacturers of nutritional supplements and over-the-counter drugs. During his 32 years with Leiner he participated in a leveraged buyout, public offering and managed the transition to private equity ownership and a series of recapitalizations. At Leiner he led more than a half dozen acquisitions and numerous joint ventures. Internationally, he negotiated and was responsible for the building the first American owned dietary supplement manufacturing and packaging facility in China. A joint venture with one of India’s largest pharmaceutical research companies resulted in first approvals in the United States for several prescription drugs t for over-the-counter use and sales.

As an attorney, his experience in regulatory affairs and corporate governance has helped him contribute to the boards of numerous public and private companies He has also been a member of several trade organizations including The Consumer Health Products Association and the Council for Responsible Nutrition.

A graduate of the USC Marshall School of Business, Bensussen was a Trustee for the University from 2004 to 2009. As past chairman and longtime member of the USC School of Pharmacy Board of Councilors, Bensussen has provided funding to establish several laboratories at the School. He received the School’s Honorary Alumnus Award in 1999. He served as President of the USC Alumni Association Board of Governors for 2005-2006. He has received numerous other honors from the university.

Bensussen consults with companies regarding investment opportunities, corporate strategy, strategic alliances and new product marketing.

About Synergy CHC Corp.

Synergy CHC Corp. is a consumer health care & beauty company that is in the process of building a portfolio of best-in-class consumer product brands. Synergy’s strategy is to grow its portfolio both organically and by further acquisition. Synergy’s diversified portfolio now includes FOCUSFactor™, Flat Tummy Tea™, Per-fékt Beauty™, Sneaky Vaunt™, The Queen Pegasus™, Neuragen™, and Hand MD™. For more information, please visit www.synergychc.com.

Synergy’s brands:

Flat Tummy Tea®

Flat Tummy Tea’s uniquely formulated two-step herbal detox tea works to naturally help speed metabolism, boost energy and reduce bloating to flatten your tummy. It’s currently sold exclusively online to a global, 20-30 year old female, predominantly American market.

Since being founded in 2013, Flat Tummy Tea has grown rapidly, largely attributed to the strength of their branding and their innovative and effective use of social media. Their secret is a very specific process and ROI based algorithm used on various online platforms. To date, Flat Tummy Tea has built a targeted social media following of over 1,400,000, many of whom are now customers.

Flat Tummy Tea now has over 13,000 positive written reviews on their website, www.flattummyco.com or visit their Instagram page.

FOCUSfactor®

FOCUSfactor is sold at America’s leading retailers such as Costco, Sam’s Club, Wal-Mart, BJ’s Walgreens, CVS and The Vitamin Shoppe. FOCUSfactor, America’s leading brain health supplement, is a nutritional supplement that includes a proprietary blend of brain supporting vitamins, minerals, antioxidants and other nutrients. In December 2012, the United States Patent and Trademark Office issued US Patent 8,329,227 covering FOCUSfactor’s proprietary formulation “for enhanced mental function.” The issuance of the patent marked one of the few times a patent has been issued for a nationally branded nutritional supplement. FOCUSfactor is clinically tested with results demonstrating improvements in focus, concentration and memory in healthy adults. www.focusfactor.com

Per-fékt Beauty®

Per-fékt Beauty is Synergy’s newest brand that was acquired in June of 2017. Per-fékt Beauty markets and sells a specialized range of beauty products (makeup, skin-care & body) via retailers and online through social media channels.

Per-fékt Beauty is well established in the beauty retail space (Sephora and Ulta), opening up an exciting retail opportunity for the rest of our products in that industry. Even more exciting is the potential to apply the same ROI based algorithm that Flat Tummy Tea uses and is currently being used by The Synergy Effect on various online marketing platforms – what could be more per-fekt?

Per-fékt Beauty be found at perfektbeauty.com or visit their Instagram page.

Sneaky Vaunt®

Sneaky Vaunt is one of Synergy’s newest brands that just launched in March of 2017. Sneaky Vaunt markets and sells a backless, strapless, stick on, push up bra exclusively online through social media channels.

Sneaky Vaunt is being marketed on the same ROI based algorithm that Flat Tummy Tea uses and is currently being used by The Synergy Effect on various online marketing platforms. In just over three months, Sneaky Vaunt has built a targeted social media following of over 399,000 on Instagram.

Sneaky Vaunt can be found at sneakyvaunt.com or visit their Instagram page.

The Queen Pegasus®

The Queen Pegasus is Synergy’s newest brand that just launched in August of 2017. The Queen Pegasus markets and sells a lash elixir kit exclusively online through social media channels.

The Queen Pegasus is being marketed on the same ROI based algorithm that Flat Tummy Tea and Sneaky Vaunt use and is currently being used by The Synergy Effect on various online marketing platforms.

The Queen Pegasus can be found at thequeenpegasus.com or visit their Instagram page.

Neuragen®

Neuragen® is a topical product that works directly at the site of the pain as opposed to oral products. Neuragen® reduces the spontaneous firing of damaged peripheral nerves. By calming these firings at the source, Neuragen® is clinically shown to reduce shooting and burning pains quickly and without the side effects of orally taken medications. This is in part due to the small lipophilic molecules found in Neuragen® which rapidly carry the active ingredients through the rough outer layer of the skin to the site of the pain. Neuragen® is available over the counter in most local pharmacies either in the diabetic section or the analgesic (pain) section. For more information, please visit www.neuragen.com.

Hand MD®

Hand MD is the world’s first anti-aging skincare line formulated specifically for the hands. Hands reveal a woman’s true age and the rejuvenation of the hand has become women’s #1 aging concern. Developed by Kara Harshbarger and renowned celebrity dermatologist Dr. Alex Khadavi, Hand MD’s extensive clinical trials show significant improvement in the appearance of fine lines and wrinkles, skin hydration, hyper-pigmentation and radiance. HAND MD launched on QVC and sold out in an astonishing 5 minutes. www.hand-md.com.

The Synergy Effect®

The Synergy Effect is Synergy’s fast-growth online marketing platform, a growth engine built to grow brands exponentially online. Launched in 2017, The Synergy Effect powers Synergy’s brands online, driving revenue using best-in-class digital strategy and its proprietary ROI algorithm. Already boasting success stories including Flat Tummy Tea and Sneaky Vaunt, both of which have experienced unprecedented growth in digital and social media, The Synergy Effect will spend the upcoming year further unlocking the huge online growth potential within Synergy’s existing portfolio of brands, as well as brands acquired by Synergy.

More information on The Synergy Effect can be found at www.thesynergyeffect.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Synergy’s prospects should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: Synergy’s ability to integrate any new products into its current operations; the risks and uncertainties associated with Synergy’s ability to manage its cash resources; obtaining additional financing to support Synergy’s operations; Synergy’s dependence on third parties for its research and development, manufacturing and distribution functions; Synergy’s dependence on its license relationships; protecting the intellectual property developed by or licensed to Synergy; and Synergy’s ability to build its operations to support its business strategy and promote its products. These and other risks are described in greater detail in Synergy’s filings with the SEC, copies of which are available free of charge at the SEC’s website (www.sec.gov) or upon request from Synergy. Synergy may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Synergy assumes no obligation and does not intend to update these forward-looking statements, except as required by law.